UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2018

Novelion Therapeutics Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	98-0455702
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Norton Rose Fulbright

1800 - 510 West Georgia Street, Vancouver, BC V6B 0M3 Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (877) 764-3131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On March 15, 2018, Aegerion Pharmaceuticals, Inc. (“Aegerion”), a wholly-owned subsidiary of Novelion Therapeutics Inc. (“Novelion”), entered into a loan and security agreement (the “New Loan Agreement”) with affiliates of Broadfin Capital, LLC (“Broadfin Capital”) and Sarissa Capital Management LP (“Sarissa Capital” and, together with Broadfin Capital, the “Lenders”), pursuant to which the Lenders have made a single-draw term loan to Aegerion in an aggregate amount of US$20 million.  The term loan made pursuant to the New Loan Agreement (the “New Loan”) matures on the earliest of (i) August 1, 2019, (ii) thirty (30) days prior to the maturity date of Aegerion’s 2.0% convertible senior notes due August 15, 2019 (the “Convertible Notes”), (iii) the date that any restructuring or recapitalization of all or substantially all of the Convertible Notes, including any exchange offer or similar transaction (a “Note Restructuring Transaction”), is substantially consummated and (iv) upon acceleration of the obligations under the New Loan Agreement (such earliest date, the “New Loan Maturity Date”).  Concurrently with the execution of the New Loan Agreement, Novelion, Aegerion and the Lenders entered into a subordination agreement (the “Subordination Agreement”) to subordinate the New Loan to the obligations of Aegerion to Novelion under the Amended and Restated Senior Loan Agreement (defined below).  Aegerion plans to use the proceeds from the New Loan for the ongoing development of metreleptin in additional indications and for general corporate purposes.

The New Loan will accrue interest at the rate of 9% per annum.  Following an event of default and so long as an event of default is continuing, the interest rate would increase by 3% per annum.  Interest will accrue and compound quarterly in arrears and is not be payable in cash until the New Loan Maturity Date or any earlier time that interest and principal become due and payable under the New Loan. The New Loan may be prepaid, in whole or in part, by Aegerion at any time without premium or penalty.

Aegerion’s obligations under the New Loan Agreement are secured by substantially all of the assets of Aegerion, including a pledge of 66% of its first-tier foreign subsidiaries’ equity interests, and substantially all of the intellectual property and related rights in respect of Myalept® (metreleptin) and Juxtapid® (lomitapide), subject to certain contractual limitations (if any) and other exclusions set forth in the New Loan Agreement and related documentation.  The liens on the assets of Aegerion granted to secure Aegerion’s obligations to the Lenders under the New Loan are subordinate to the liens granted in favor of Novelion to secure Aegerion’s obligations to Novelion pursuant to the Amended and Restated Senior Loan Agreement.

The New Loan Agreement includes affirmative and negative covenants, including prohibitions on the incurrence by Aegerion and its subsidiaries of any additional indebtedness (other than trade debt in the ordinary course, the debt under the Amended and Restated Senior Loan Agreement (including up to an additional $20 million of additional debt thereunder to the extent such additional debt is subordinated to the New Loan), the sale, transfer or exclusive license of (other than in the ordinary course), or the granting of liens on, certain assets.  In addition, certain Myalept “spin-out” transactions would be permitted as discussed below.  The New Loan Agreement also includes customary events of default for a transaction of this type, and includes a cross-default to the occurrence of any event of default under the Amended and Restated Senior Loan Agreement or under the Convertible Notes.

Pursuant to the New Loan Agreement, if Aegerion effects any Note Restructuring Transaction, then concurrent with the consummation thereof and subject to the conditions included in the New Loan Agreement, each Lender will have an option to either (a) demand that all interest, principal and other amounts outstanding in respect of the New Loan made thereby become immediately due and payable in cash, notwithstanding the subordination of such obligations, subject to additional capital of not less than $50 million becoming available to Aegerion, or (b) convert all such interest, principal and other amounts into (1) any security or loans being issued by Novelion or any of its subsidiaries (including Aegerion) in exchange for new money (cash) financing being provided in connection with such Note Restructuring Transaction or (2) any security into which the Convertible Notes are converted or exchanged in such Note Restructuring Transaction.

If Aegerion determines to “spin-out” all or substantially all of the assets constituting MYALEPT, then, under the New Loan Agreement and so long as such transaction does not constitute a change of control under the terms of the New Loan Agreement, the “spin-out” would be permitted without Lender consent and the New Loan will be assumed by the Novelion affiliate that acquires such assets in the “spin-out” and secured by a pledge of all of the assets thereof.

As consideration for the New Loan, the Lenders were issued, in the aggregate, warrants to purchase approximately 1.8 million common shares of Novelion (the “Warrants”).  The Warrants have an exercise price equal to $4.40 per share, representing the volume weighted average price of  Novelion common shares for the 20 trading days ending on March 14, 2018, and a term of four years.  The Warrants and the common shares of Novelion issuable upon exercise of the Warrants, if any, will not initially be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  However, pursuant to the terms of the Warrants, Novelion has agreed that, upon the request of any Lender, Novelion will file a registration statement covering any or all of the common shares issuable to such Lender upon exercise of the Warrants, which registration statement would provide for the resale of such shares.  Novelion’s obligation to file any such registration statement is subject to certain limitations, including with respect to the anticipated aggregate offering price of the common shares that would be subject to such registration statement.

As previously disclosed, in connection with Novelion’s business combination with Aegerion in 2016, Novelion entered into a secured loan facility with Aegerion (the “Original Loan Agreement”).  Since the consummation of the business combination, Aegerion has continued to borrow pursuant to the terms of the Original Loan Agreement.  In connection with the entry into the New Loan Agreement, on March 15, 2018, Aegerion and Novelion entered into an amended and restated senior secured term loan agreement (the “Amended and Restated Senior Loan Agreement”), which amends and restates the Original Loan Agreement.  The loans and interest paid in kind under the Amended and Restated Senior Loan Agreement (collectively, the “Senior Loan”) will continue to accrue interest at the rate of 8% per annum.  Following an event of default and so long as an event of default is continuing the interest rate would increase by 3% per annum.  Interest will accrue and compound quarterly in arrears and is not to be payable in cash until July 1, 2019, the maturity date of the Senior Loan.  The Senior Loan may be prepaid, in whole or in part, by Aegerion at any time without premium or penalty.  As of March 15, 2018, the aggregate principal amount outstanding under the Original Loan Agreement (and that will be outstanding under the Amended and Restated Senior Loan Agreement) is approximately $38 million, which includes all accrued interest paid in kind.

Aegerion’s obligations under the Amended and Restated Senior Loan Agreement are secured by substantially all of the assets of Aegerion, including a pledge of 66% of its first-tier foreign subsidiaries’ equity interests, and substantially all of the intellectual property and related rights in respect of MYALEPT and JUXTAPID, subject to certain contractual limitations (if any) and other exclusions set forth in the Amended and Restated Senior Loan Agreement and related documentation.  The liens on the assets of Aegerion granted to secure Aegerion’s obligations to Novelion under the Amended and Restated Senior Loan Agreement are senior to the liens granted in favor of the Lenders under the New Loan Agreement to secure Aegerion’s obligations under and pursuant to the New Loan Agreement.

The Amended and Restated Senior Loan Agreement includes certain affirmative and negative covenants, including prohibitions on the incurrence by Aegerion and its subsidiaries of any additional indebtedness (other than trade debt in the ordinary course), the sale, transfer or exclusive license of (other than in the ordinary course), or the granting of liens on, certain assets.  The Amended and Restated Senior Loan Agreement will permit a “spin-out” of the MYALEPT business subject to terms described in the Amended and Restated Senior Loan Agreement.

The foregoing descriptions of the New Loan Agreement, the Amended and Restated Senior Loan Agreement, the Subordination Agreement and the Warrants is only a summary of their material terms and does not purport to be complete.  Copies of the Loan Agreement (including the form of warrant certificate), and the Amended and Restated Senior Loan Agreement and the Subordination Agreement are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The New Loan Agreement, the Amended and Restated Senior Loan Agreement, the Subordination Agreement and the Warrant are not intended to be a source of factual, business or operational information about Novelion or its subsidiaries.  The representations, warranties and covenants contained in the New Loan Agreement, the Amended and Restated Senior Loan Agreement and the Warrant were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders.  Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Required Canadian Disclosures

Based on publicly available information filed by Broadfin Capital, Novelion understands that Broadfin Capital beneficially owns, or has control or direction over, directly or indirectly, 1,948,554 common shares of Novelion, or approximately 10.45% of the outstanding common shares of Novelion.  Consequently, Broadfin Capital is considered to be a related party of Novelion and the New Loan is considered to be a “related party transaction,” under Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions of the Canadian Securities Administrators (“MI 61-101”).  The Novelion Board of Directors (“Board”) formed a special committee of independent directors to oversee negotiations and otherwise consider the New Loan Agreement and the Amended and Restated Senior Loan Agreement (the “Committee”).  The Committee met several times with Novelion’s financial advisors and legal counsel to consider the terms of the New Loan Agreement, the Amended and Restated Senior Loan Agreement, the Subordination Agreement and the Warrant, and negotiations held in connection therewith.  After considerable deliberation, the Committee unanimously approved, and recommended that the independent members of the Board (with certain directors, including Mr. Kotler and Mr. DiPaolo, who are affiliated with the New Lenders, recusing themselves) approve the New Loan Agreement, the Amended and Restated Senior Loan Agreement, the Subordination Agreement and the Warrant on the terms described herein.  Based on such recommendation and the advice of Novelion’s financial advisors and legal counsel, the independent members of the Board unanimously determined that the terms of the New Loan and the Senior Loan are, based on all of the facts and circumstances, fair and reasonable and that the entering into by Aegerion and Novelion, as applicable, of the New Loan Agreement, the Amended and Restated Senior Loan Agreement, the Subordination Agreement and the Warrant is in the best interests of Novelion and its shareholders.

The independent members of the Board also determined, acting in good faith, that, in reliance on certain exemptions under MI 61-101, the New Loan and the issuance of Warrants in connection therewith will be exempt from the formal valuation and minority shareholder approval requirements of MI 61-101 on the basis that neither the fair market value of Broadfin Capital’s portion of the subject matter of, nor the fair market value of Broadfin Capital’s portion of the consideration for, the New Loan and the Warrants exceeded 25% of the Novelion’s market capitalization as of February 28, 2018.

Taking into account the common shares underlying the Warrants issued to Broadfin Capital in connection with the New Loan, Broadfin Capital, would hold common shares representing approximately 2,857,850 of the issued and outstanding common shares of Novelion as of the date of closing of the New Loan (and assuming the exercise of the Warrants issued thereto).

Neither Novelion nor any of its officers or directors, after reasonable inquiry, are aware of any prior valuations that have been completed or received by Novelion in the past 24 months in respect of Novelion that relate to the subject matter of or are otherwise relevant to the New Loan or the Warrants.

This Current Report on Form 8-K (which is simultaneously being filed as a Material Change Report under applicable Canadian securities laws) is filed less than 21 days before the closing of the New Loan.  The shorter period is necessary and reasonable given Novelion’s short term capital needs and the opportunity that the New Loan presented to its wholly-owned subsidiary, Aegerion, to expeditiously obtain such financing.  In addition, because the New Loan is not subject to any minority shareholder approval, there is no other reason to delay the advancement of New Loan funds to Aegerion.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 15, 2018, Novelion issued a press release regarding the New Loan Agreement and the Amended and Restated Senior Loan Agreement, and certain agreements and transactions related thereto.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant Certificate (included as Exhibit C to Exhibit 10.1)

10.1	Loan and Security Agreement, dated March 15, 2018, among Aegerion Pharmaceuticals, Inc. and the affiliates of Broadfin Capital, LLC and Sarissa Capital Management LP named therein

10.2	Amended and Restated Loan and Security Agreement, dated March 15, 2018, between Novelion Therapeutics Inc. and Aegerion Pharmaceuticals, Inc.

10.3	Subordination Agreement, dated March 15, 2018, between Novelion Therapeutics Inc. and the other creditors named therein

99.1	Press Release, dated March 15, 2018 (furnished)

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant Certificate (included as Exhibit C to Exhibit 10.1)

10.1	Loan and Security Agreement, dated March 15, 2018, among Aegerion Pharmaceuticals, Inc. and the affiliates of Broadfin Capital, LLC and Sarissa Capital Management LP named therein

10.2	Amended and Restated Loan and Security Agreement, dated March 15, 2018, between Novelion Therapeutics Inc. and Aegerion Pharmaceuticals, Inc.

10.3	Subordination Agreement, dated March 15, 2018, between Novelion Therapeutics Inc. and the other creditors named therein

99.1	Press Release, dated March 15, 2018 (furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Benjamin Harshbarger
Name:	Benjamin Harshbarger
Title:	General Counsel

Date:  March 15, 2018